UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2023

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On October 31, 2023, John Kedzierski, previously designated to serve on the Board of Directors (the “Board”) of Evolv Technologies Holdings, Inc. (the “Company”), pursuant to that certain Stockholder Agreement (the “Stockholder Agreement”) between NewHold Investment Corp. and Motorola Solutions, Inc. (“Motorola”), notified the Board of his intention to step down from the Board, effective November 2, 2023. As previously disclosed by the Company, Motorola’s right to a director designee on the Board under the Stockholder Agreement will continue until the expiration or termination of that certain Distributor Agreement, dated December 23, 2020, as amended and restated from time to time (the “Distributor Agreement”), by and between the Company and Motorola, pursuant to which the Company and Motorola agreed to integrate certain mutually agreed features and functionality with certain Company products.

On October 31, 2023, Alan Cohen notified the Board of his intention to step down as Chairman of the Board and as a Class II director of the Board, including as a member of the Board’s Nominating and Corporate Governance Committee and Technology Committee, effective November 2, 2023.

The foregoing resignations are not related to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Appointments

On November 2, 2023, the Board, upon the recommendation of the Board’s nominating and corporate governance committee, and pursuant to the Stockholder Agreement, appointed Rajan Naik, as Motorola’s designee to fill the vacancy created by Mr. Kedzierski’s resignation to serve as a Class III director of the Board for a term ending at the 2024 annual meeting of stockholders of the Company, effective November 2, 2023. In approving the appointment, the Board concluded that Mr. Naik satisfies the independence requirements of the Nasdaq Stock Market and the Company’s Corporate Governance Guidelines.

Mr. Naik, 51, has served as senior vice president, Strategy & Ventures, for Motorola since 2016. He is responsible for the corporate strategy organization, mergers and acquisitions, venture capital portfolio and competitive and market intelligence. Prior to joining Motorola, Mr. Naik was senior vice president and chief strategy officer at Advanced Micro Devices and before that was a partner in the technology practice at McKinsey & Company. Mr. Naik has served on the board of directors for CSG Systems International Inc. (Nasdaq: CSG) since August 2018. He earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology. The Company believes Mr. Naik is qualified to serve on the Board based on his broad experience in strategy and technology as well as extensive M&A experience having led over 25 acquisitions in the safety and security industry.

On November 2, 2023, the Board, upon the recommendation of the Board’s nominating and corporate governance committee, appointed David Mounts Gonzales, to serve as a Class II director of the Board and a member of the audit committee of the Board for a term ending at the 2026 annual meeting of stockholders of the Company, effective November 2, 2023. In approving the appointment, the Board concluded that Mr. Gonzales satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, the Nasdaq Stock Market, including those related to audit committee membership, and the Company’s Corporate Governance Guidelines.

Mr. Gonzales, 60, retired from Inmar Intelligence, Inc. (“Inmar”) in April 2022 and completed 6 months of transition, leaving Inmar in October 2022. He joined Inmar as Chief Executive Officer in April 2010 and assumed the additional role of Chairman in February 2014. During his tenure he transformed Inmar from a small business service company to a market leading data platform and software business for nearly 20,000 retail and healthcare companies. Mr. Gonzales is currently a managing partner at Aero X Ventures, a venture fund focused on Advanced Air Mobility. Prior to joining Inmar, Mr. Gonzales served as Executive Vice President of Supply Chain for Domino’s Pizza, Inc. (“Domino’s”) from October 2007 to April 2010. He also served as Domino’s Chief Financial Officer from 2005 to 2007. Mr. Gonzales was part of the leadership team that transformed DPZ product taste, e-commerce, and supply chain. Prior to Domino’s, Mr. Gonzales held several positions of increasing seniority during his 23-year tenure at UPS, which he joined in July 1983. Mr. Gonzales holds an MBA from The Wharton School, University of Pennsylvania, and a Bachelor of Science from University of Nevada, Las Vegas. Mr. Gonzales previously served on the boards of Papa Murphy’s Holdings, Inc. from 2014 to 2019 and Inmar Intelligence, Inc. from 2014 to 2022. He was past Chairman of the Wharton Alumni Executive Board and currently serves on the Wharton Graduate Executive Board, the MyFutureNC Board, and is an Advisor to Corridor Capital. He previously served on the Board of Visitors for the Wake Forest University School of Business, and is a founding member of the Advisory Board for Wake Forest Innovation Quarter. The Company believes that Mr. Gonzales is qualified to serve on the Board based on his broad experience and the executive leadership roles he has held.

Mr. Naik will not receive any compensation from the Company in connection with his position on the Board. Mr. Gonzales will be entitled to compensation payable to the Company’s non-employee directors pursuant to the Company’s non-employee director compensation policy, which, among other things, provides for: (i) an annual cash retainer of $40,000 for serving on the Board; (ii) an annual cash retainer of $8,000 for serving on the audit committee; and (iii) a prorated automatic initial restricted stock unit (“RSU”) award, granted on November 2, 2023 with a value of $88,753, and an automatic annual RSU award with a value of $155,000, granted on the date of the Company’s next annual meeting of stockholders, in each case vesting in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the day immediately preceding the date of the next annual meeting following the grant date, subject to Mr. Gonzales’ continued service through the applicable vesting date. The cash retainers described above are paid quarterly in arrears and prorated for partial service.

Each of Mr. Naik and Mr. Gonzales is expected to enter into the Company’s standard form of indemnification agreement with the Company. Other than the Distributor Agreement and the designation provisions of the Stockholder Agreement with respect to Mr. Naik, (i) there are no arrangements or understandings between either Mr. Naik or Mr. Gonzales and any other person pursuant to which either was selected as a director, (ii) there are no family relationships between either Mr. Naik or Mr. Gonzales and any director or executive officer of the Company, and (iii) neither Mr. Naik nor Mr. Gonzales has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of New Chairman of the Board

In connection with Mr. Cohen’s resignation, the Board appointed Neil Glat as Chairman of the Board to succeed Mr. Cohen and to the Board’s nominating and corporate governance committee, effective November 2, 2023. Mr. Glat stepped down from the Board’s audit committee, effective November 2, 2023. Mr. Glat has been a member of the Board since July 2021 and also serves on the Board’s investment committee and technology committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date:	November 6, 2023	By:	/s/ Peter George
		Name:	Peter George
		Title:	Chief Executive Officer